Burnham & Schumm, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

1981 East Murray-Holladay Road
Suite 245
Salt Lake City, Utah 84117
Phone (801) 272-0111
Fax (801) 272-0125

A Professional Corporation
Officers:
Leonie K. Burnham, C.P.A.
Ted Schumm, C.P.A.

November 10, 2010

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have reviewed the disclosures made by FrameWaves, Inc. in its Current Report on Form 8-K which is to be filed on or about November 10, 2010 with the Securities and Exchange Commission ("SEC").

Pursuant to Item 304(a)(3) of Regulation S-B, we are required to furnish the Company with a letter addressed to the SEC stating whether or not we agree with the statements made by the Company in the Form 8-K regarding our resignation as the independent registered public accounting firm of the Company and, if not, stating the respects in which we do not agree.

We agree with the statements made by the Company with respect to us in Item 4.01 of the Form 8-K regarding our replacement as the independent registered public accounting firm of the Company.

Very truly yours,

Burnham & Schumm

Burnham and Schumm, P.C.